Rouse Properties Reports First Quarter 2016 Results

New York, NY, May 2, 2016 - Rouse Properties, Inc. (the "Company" or "Rouse") (NYSE: RSE) today announced consolidated results for the three months ended March 31, 2016.
Operational and Financial Highlights First Quarter 2016 (1)

•	Total initial rental rates for new and renewal leases on a same suite basis rose 19.1% for the quarter ended March 31, 2016.

•	For the Operating Portfolio, tenant sales were $357 per square foot on a trailing twelve month basis. On a comparable basis, trailing twelve month Operating Portfolio tenant sales increased 5.9%.

•	Leased approximately 604,000 square feet of inline space.

•	For the Operating Portfolio, inline leased percentage increased 50 basis points YoY to 91.8%, and decreased 10 basis points sequentially.

•	For the Operating Portfolio, inline occupancy increased 20 basis points YoY to 89.3%, and decreased 130 basis points sequentially.

•	Same Property Core NOI grew by 1.0% in the first quarter compared to the same period in the prior year.

•	Same Property mall average in-place rent for tenants less than 10,000 square feet increased by 5.8%, year over year, to $42.20 from $39.89 per square foot.

(1) Operating Portfolio excludes properties undergoing substantial redevelopment and special consideration assets.
Financial Results for the Three Months Ended March 31, 2016
Core FFO for three months ended March 31, 2016, was $0.44 per diluted share, as compared to $0.40 per diluted share for the three months ended March 31, 2015. Core FFO increased to $25.4 million from $23.2 million for the three months ended March 31, 2016. Core FFO per share increased 9.4% in 2016 was a result of higher Same Property NOI and the impact of properties acquired in 2015.
Core NOI for three months ended March 31, 2016 increased to $50.9 million from $47.5 million for the three months ended March 31, 2015. On a Same Property basis, excluding lease termination income of approximately $0.2 million, Same Property Core NOI increased to $36.5 million for the three months ended March 31, 2016, an increase of 1.0% as compared to the Same Property Core NOI of $36.1 million for the prior year period.
Net loss allocable to common shareholders was $(11.8) million or $(0.21) per basic and diluted share for the three months ended March 31, 2016 compared to net income of $44.4 million, or $0.77 per basic and $0.76 per diluted share for the prior year period. The change in net (loss) income was primarily due to a gain on extinguishment of debt for Steeplegate Mall and the sale of the Shoppes at Knollwood resulting in a gain of $55.3 million that occurred during the three months ended March 31, 2015. The gain was offset by $11.0 million of Other expense incurred in connection with the potential merger with Brookfield during the three months ended March 31, 2016.
Financial Activities
During the three months ended March 31, 2016 , the loan associated with The Centre at Salisbury, located in Salisbury, Maryland, was refinanced for $105.0 million. The initial funding of $97.5 million was used in part to retire the outstanding mortgage loan of $115.0 million which had a fixed interest rate of 5.79%. The loan provides for subsequent funding of $7.5 million upon achieving certain conditions. The loan bears interest at floating rate of LIBOR (30 day) plus 260 basis points, matures in March 2019 and has a one year extension option.

Equity
During the three months ended March 31, 2016, the Company settled the repurchase of 105,000 shares of its outstanding stock for $1.6 million, at an average cost of $14.87. As of March 31, 2016, the Company repurchased a total of 343,055 shares of its outstanding common stock for approximately $5.1 million, at an average cost of $14.78 per share. As of March 31, 2016, the Company had $44.9 million of remaining capacity to repurchase common stock under the stock repurchase program.
Subsequent Events
On April 5, 2016, the loan for Vista Ridge Mall matured and was not repaid. On April 19, 2016, the Company was notified by the lender of the default related to the maturity. The Company is working vigorously with the lender to convey the property in full satisfaction of the debt.
Other
On February 25, 2016, the Company entered into a definitive merger agreement (and other related agreements) to be acquired by affiliates of Brookfield Asset Management for $18.25 per share in an all-cash transaction, a portion of which may be paid out as a special dividend. Under the terms of the merger agreement, Brookfield will acquire all of the outstanding shares of the Company’s common stock, other than those shares currently held by Brookfield Property Partners L.P. and its affiliates, in a transaction valued at approximately $2.8 billion, including the Company’s indebtedness. The merger agreement prohibits the payment of any further dividends by the Company, other than as necessary to maintain the Company's REIT status and a closing dividend as part of the $18.25 per share consideration payable in the transaction.
In light of the pending acquisition, the Company will not hold an investor webcast and conference call to discuss its first quarter 2016 results.
Supplemental Information
The Company released an informational supplemental packet, available at www.rouseproperties.com under the Investors section, with additional detail, including a description of non-GAAP financial measures and reconciliation to GAAP measures.
Forward-Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include statements related to the Company's ability to outperform the ongoing recovery of the Retail and REIT industry and the markets in which the Company's mall properties are located, the Company's ability to generate internal and external growth, the Company's ability to identify and complete the acquisition of properties in new markets, the Company's ability to complete redevelopment projects and the Company's ability to increase margins, including Net Operating Income. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and other documents filed by the Company with the Securities and Exchange Commission.
Non-GAAP Financial Measures
The Company makes reference to net operating income (“NOI”) and funds from operations (“FFO”).  NOI is defined as operating revenues (minimum rents, including lease termination fees, tenant recoveries, overage rents, and other income) less property and related expenses (property operating expenses, real estate taxes, repairs and maintenance, marketing, and provision for doubtful accounts). We use FFO, as defined by the National Association of Real Estate Investment Trusts, as a supplemental measure of our operating performance. FFO is defined as net income (loss) allocable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, and real estate related depreciation and amortization.
The Company also adjusts for the portion of consolidated net income (loss) attributable to non-controlling interests of joint ventures partners to reflect FFO allocable to the Company's common shareholders.

In order to present operations in a manner most relevant to its future operations, Core FFO and Core NOI have been presented to exclude certain non-cash and non-recurring revenue and expenses. A reconciliation of NOI to Core NOI and FFO to Core FFO has been included in the "Reconciliation of Core NOI and Core FFO" schedule attached to this release.
NOI, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) allocable to common stockholders.  For reference, as an aid in understanding management's computation of NOI and FFO, a reconciliation of NOI to operating income and FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of Non-GAAP to GAAP Financial Measures" schedule attached to this release.
About Rouse
Rouse Properties, Inc. (NYSE:RSE) is a publicly traded real estate investment trust headquartered in New York City and was founded on a legacy of innovation and creativity. Among the country's largest publicly traded regional mall owners, the Company's geographically diverse portfolio spans the United States from coast to coast, and includes 36 malls and retail centers in 21 states encompassing approximately 24.9 million square feet. For more information please visit: www.rouseproperties.com.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2016 (Unaudited)	March 31, 2015 (Unaudited)
Revenues:
Minimum rents	$56,265	$51,534
Tenant recoveries	20,843	19,949
Overage rents	1,744	1,590
Other	1,780	1,488
Total revenues	80,632	74,561
Expenses:
Property operating costs	16,959	16,875
Real estate taxes	7,032	7,474
Property maintenance costs	2,899	3,385
Marketing	421	389
Provision for doubtful accounts	613	497
General and administrative	6,839	6,470
Provision for impairment	—	2,900
Depreciation and amortization	26,348	25,986
Other	11,361	2,159
Total operating expenses	72,472	66,135
Operating income	8,160	8,426

Interest income	4	13
Interest expense	(17,953)	(19,151)
Gain on extinguishment of debt	—	22,840
(Loss) income before income taxes and gain on sale of real estate assets	(9,789)	12,128
Provision for income taxes	(158)	(236)
(Loss) income before gain on sale of real estate assets	(9,947)	11,892
Gain on sale of real estate assets	—	32,509
Net (loss) income	(9,947)	44,401
Net (income) loss attributable to non-controlling interests	(135)	6
Net (loss) income attributable to Rouse Properties Inc.	(10,082)	44,407
Preferred distributions	(1,750)	—
Net (loss) income allocable to common shareholders	$(11,832)	$44,407
Per common share data:
Net (loss) income per share allocable to common shareholders
Basic (1)	$(0.21)	$0.77
Diluted (2)	$(0.21)	$0.76

Dividends declared per share	$—	$0.18

Other comprehensive income (loss):
Net (loss) income	$(9,947)	$44,401
Other comprehensive income (loss):
Net unrealized loss on financial instruments	(4,192)	(406)
Comprehensive (loss) income	$(14,139)	$43,995

(1) Calculated using weighted average number of shares of 57,643,017 and 57,603,340 for the three months ended March 31, 2016 and 2015, respectively.
(2) Calculated using weighted average number of shares of 57,643,017 and 58,287,256 for the three months ended March 31, 2016 and 2015, respectively.

Consolidated Balance Sheets

(In thousands)	March 31, 2016 (Unaudited)	December 31, 2015 (Unaudited)

Assets:
Investment in real estate:
Land	$427,952	$428,157
Buildings and equipment	2,180,341	2,151,443
Less accumulated depreciation	(257,953)	(239,091)
Net investment in real estate	2,350,340	2,340,509
Cash and cash equivalents	6,516	5,420
Restricted cash	32,752	34,568
Accounts receivable, net	43,434	43,196
Deferred expenses, net (1)	45,975	44,859
Prepaid expenses and other assets, net	44,540	49,034
Total assets	$2,523,557	$2,517,586

Liabilities:
Mortgages, notes and loans payable, net (1)	$1,735,926	$1,694,841
Accounts payable and accrued expenses, net	127,992	147,288
Total liabilities	1,863,918	1,842,129

Commitments and contingencies	—	—

Mezzanine Equity:	141,965	140,953
Non-controlling interest in Operating Partnership
Equity:
Preferred stock (2)	—	—
Common stock (3)	581	581
Additional paid-in capital	643,203	643,828
Accumulated deficit	(131,264)	(121,182)
Accumulated other comprehensive loss	(4,257)	(65)
Treasury stock (4)	(5,073)	(3,509)
Total stockholders' equity	503,190	519,653
Non-controlling interest	14,484	14,851
Total equity	517,674	534,504
Total liabilities, mezzanine equity and equity	$2,523,557	$2,517,586

(1) For the year ended December 31, 2015, deferred financing costs of approximately $11.7 million were reclassified from Deferred expenses, net to Mortgages, notes and loans payable, net due to the adoption of ASU 2015-03: Simplifying the Presentation of Debt Issuance Costs.
(2) Preferred stock: $0.01 par value; 50,000,000 shares authorized, 0 issued and outstanding at March 31, 2016 and December 31, 2015
(3) Common stock: $0.01 par value; 500,000,000 shares authorized, 58,287,506 issued and 57,882,048 outstanding at March 31, 2016 and 58,097,933 issued and 57,797,475 outstanding at December 31, 2015
(4) Treasury stock, at cost, $0.01 par value, 343,055 shares at March 31, 2016 and 238,055 shares at December 31, 2015

Reconciliation of Core NOI and Core FFO - For the Three Month Period Ended

	March 31, 2016						March 31, 2015
(In thousands, except per share amounts)	(Unaudited)						(Unaudited)
	Consolidated	Non-controlling Interest (1)	Rouse Total		Core Adjustments	Core NOI / FFO	Consolidated	Non-controlling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (2)	$56,265	$(1,050)	$55,215		$(759)	$54,456	$51,534	$(1,025)	$50,509	$2,499	$53,008
Tenant recoveries	20,843	(325)	20,518		—	20,518	19,949	(327)	19,622	—	19,622
Overage rents	1,744	(67)	1,677		—	1,677	1,590	(49)	1,541	—	1,541
Other	1,780	(24)	1,756		—	1,756	1,488	(9)	1,479	—	1,479
Total revenues	80,632	(1,466)	79,166		(759)	78,407	74,561	(1,410)	73,151	2,499	75,650
Operating expenses:
Property operating costs (3)	16,959	(229)	16,730		(39)	16,691	16,875	(277)	16,598	(39)	16,559
Real estate taxes	7,032	(152)	6,880		—	6,880	7,474	(177)	7,297	—	7,297
Property maintenance costs	2,899	(24)	2,875		—	2,875	3,385	(38)	3,347	—	3,347
Marketing	421	(7)	414		—	414	389	(1)	388	—	388
Provision for doubtful accounts	613	(11)	602		—	602	497	30	527	—	527
Total operating expenses	27,924	(423)	27,501		(39)	27,462	28,620	(463)	28,157	(39)	28,118

Net operating income	52,708	(1,043)	51,665		(720)	50,945	45,941	(947)	44,994	2,538	47,532

General and administrative (4)(5)	6,839	(1)	6,838		(3)	6,835	6,470	—	6,470	(5)	6,465
Other (6)	11,361	—	11,361		(11,361)	—	2,159	—	2,159	(2,159)	—
Subtotal	34,508	(1,042)	33,466		10,644	44,110	37,312	(947)	36,365	4,702	41,067

Interest income	4	—	4		—	4	13	—	13	—	13
Interest expense
Amortization and write-off of market rate adjustments	239	—	239		(239)	—	(50)	—	(50)	50	—
Amortization and write-off of deferred financing costs	(901)	—	(901)	—	901	—	(899)	—	(899)	899	—
Debt extinguishment costs	—	—	—		—	—	—	—	—	—	—
Interest on debt	(17,291)	335	(16,956)		—	(16,956)	(18,202)	357	(17,845)	—	(17,845)
Provision for income taxes	(158)	9	(149)		149	—	(236)	—	(236)	236	—
Preferred distributions	(1,750)	—	(1,750)		—	(1,750)	—	—	—	—	—
Funds from operations	$14,651	$(698)	$13,953		$11,455	$25,408	$17,938	$(590)	$17,348	$5,887	$23,235
Funds from operations per share - basic (7)						$0.44					$0.40
Funds from operations per share - diluted (8)						$0.44					$0.40
(1) Represents our partner's share of operations from consolidated properties.
(2) Core adjustments include the aggregate amounts for straight-line rent of $(795) and $27, above / below market lease amortization of $40 and $2,464 and tenant inducement amortization of $(4) and $8 for the three months ended March 31, 2016 and 2015, respectively.
(3) Core adjustments include above / below market ground lease amortization of $39 for each of the three months ended March 31, 2016 and 2015.
(4) General and administrative costs include $804 and $865 of non-cash stock compensation expense for the three months ended March 31, 2016 and 2015, respectively.
(5) Core adjustments include amounts for the corporate and regional office straight-line rent of $3 and $5 for the three months ended March 31, 2016 and 2015, respectively.
(6) Core adjustments for the three months ended March 31, 2016, primarily include $11.0 million of non-recurring costs related to the potential merger with Brookfield. Core adjustments for the three months ended March 31, 2015 primarily include costs related to the transition from Brookfield's IT platform on to Rouse's IT platform.
(7) Calculated using weighted average number of shares of common stock of 57,643,017 and 57,603,340 for the three months ended March 31, 2016 and 2015, respectively.
(8) Assumes 57,997,943 and 58,287,256 diluted shares of common stock for the three months ended March 31, 2016 and 2015, respectively.

Reconciliation of Non-GAAP to GAAP Financial Measures

	Three Months Ended
(In thousands)	March 31, 2016(unaudited)	March 31, 2015(unaudited)

Reconciliation of NOI to GAAP Operating Income
Rouse NOI:	$51,665	$44,994
Non-controlling interest	1,043	947
General and administrative	(6,839)	(6,470)
Other	(11,361)	(2,159)
Depreciation and amortization	(26,348)	(25,986)
Provision for impairment	—	(2,900)
Operating income	$8,160	$8,426

Reconciliation of FFO to GAAP Net (loss) income allocable to common shareholders
FFO:	$13,953	$17,348
Non-controlling interest - Depreciation and amortization/Other	563	596
Depreciation and amortization	(26,348)	(25,986)
Provision for impairment	—	(2,900)
Gain on extinguishment of debt	—	22,840
Gain on sale of real estate assets	—	32,509
Net (loss) income allocable to common shareholders	$(11,832)	$44,407

Weighted average number of shares outstanding - Basic	57,643,017	57,603,340
Weighted average number of shares outstanding - Diluted	57,643,017	58,287,256

Per common share data:
Net (loss) income per share allocable to common shareholders
Basic	$(0.21)	$0.77
Diluted	$(0.21)	$0.76
.

Source: Rouse Properties, Inc.
Rouse Properties, Inc.
Investor Relations, 212-608-5108
IR@rouseproperties.com